Exhibit 99.1

FOR IMMEDIATE RELEASE, CONTACT:
Michael H. Braun, CEO (954) 308-1322,
Ronald Jordan, CFO (954) 308-1363,
or Erick A. Fernandez, CAO (954) 308-1341
Federated National Holding Company

FEDERATED NATIONAL HOLDING COMPANY
ANNOUNCES $25 MILLION SENIOR NOTES PRIVATE OFFERING

Sunrise, Florida, December 19, 2017 - Federated National Holding Company (the “Company”) (NASDAQ: FNHC), an insurance holding company, announced today that it has entered into a note purchase agreement pursuant to which the Company has agreed to sell in a private placement to accredited investors $25 million in principal amount of senior unsecured floating-rate notes (the “Notes”).  The Notes, when issued upon the closing of the offering, will have a ten-year maturity and will bear interest, payable quarterly, at 7% above three-month LIBOR and principal will be payable in full at maturity.  The Notes, when issued, may be redeemed in whole or in part at 102% in the first two years, 101% in years three through five, and at par after year five.  The closing of the offering, which is subject to the satisfaction of customary closing conditions, is expected to occur by December 31, 2017.  The Company may also sell an additional tranche of senior notes, although there can be no assurances that the offering and sale of this additional tranche will occur.

The Company intends to use the net proceeds from the sale of the Notes for the previously announced purchase of interests in Monarch Delaware Holdings LLC (“MDH”) held by the Company’s joint venture partners and repayment of the related $5 million debt, to repurchase shares of the Company’s common stock, and for general corporate purposes, including managing the capital needs of its subsidiaries.  See the Company’s Form 8-K filed on November 27, 2017 for further information regarding the MDH transaction, which continues to be subject to the Company’s receipt of all required regulatory approvals and the satisfaction of the other closing conditions.

The offer and sale of the Notes have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Act and applicable state laws.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which, or to any person to whom, such offer, solicitation or sale is unlawful.

About the Company

The Company is authorized to underwrite, and/or place through its wholly owned subsidiaries, homeowners’ multi-peril, personal automobile, commercial general liability, federal flood, and various other lines of insurance in Florida and various other states. The Company also serves as managing general agent for its joint venture, Monarch National Insurance Company. The Company markets and distributes its own and third-party insurers’ products and our other services through a network of independent agents. The Company also utilizes a select number of general agents for the same purpose.

Forward-Looking Statements /Safe Harbor Statements

Safe harbor statement under the Private Securities Litigation Reform Act of 1995:

Statements that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” or “will” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology are intended to identify forward-looking statements.

Forward-looking statements might also include, but are not limited to, one or more of the following:

•	Projections of revenues, income, earnings per share, dividends, capital structure or other financial items or measures;
•	Descriptions of plans or objectives of management for the proposed use of offering proceeds, future operations or termination of certain operations, or insurance products or services;
•	Forecasts of future insurable events, economic performance, liquidity, need for funding and income; and
•	Descriptions of assumptions or estimates underlying or relating to any of the foregoing.

The risks and uncertainties include, without limitation, risks and uncertainties related to estimates, assumptions and projections generally; the nature of the Company’s business; the adequacy of its reserves for losses and loss adjustment expense; claims experience; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail) and other catastrophic losses; reinsurance costs and the ability of reinsurers to indemnify the Company; raising additional capital and our potential failure to meet minimum capital and surplus requirements; potential assessments that support property and casualty insurance pools and associations; the effectiveness of internal financial controls; the effectiveness of our underwriting, pricing and related loss limitation methods; changes in loss trends, including as a result of insureds’ assignment of benefits; court decisions and trends in litigation; our potential failure to pay claims accurately; ability to obtain regulatory approval applications for requested rate increases, or to underwrite in additional jurisdictions, and the timing thereof; the impact that the results of the Monarch joint venture may have on our results of operations; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; legislative and regulatory developments; the outcome of litigation pending against the Company, and any settlement thereof; dependence on investment income and the composition of the Company’s investment portfolio; insurance agents; ratings by industry services; the reliability and security of our information technology systems; reliance on key personnel; acts of war and terrorist activities; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission.

In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including claims and litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a contingency. Reported results may therefore appear to be volatile in certain accounting periods.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  We do not undertake any obligation to update publicly or revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.